Exhibit 10.38

__________

ASSIGNMENT AGREEMENT

Among:

PILLSBURY HOLDINGS, INC.

And:

TRI-AGE HOLDINGS INC.

And:

DORAL EZ INVESTMENTS INC.

And:

PURE PLAY MEDIA HOLDINGS, INC.

And:

PURE PLAY MEDIA, INC.

__________

ASSIGNMENT AGREEMENT

                    THIS ASSIGNMENT AGREEMENT is dated and made for reference effective as fully executed on this 26th. day of October, 2005.

BETWEEN:

PILLSBURY HOLDINGS, INC., a company duly incorporated under the laws of the Federation of St. Kitts & Nevis and having an address for notice and delivery located at Suite 4, Temple Building, Prince William & Main Street, Charlestown, Federation of St. Kitts & Nevis.

(the “Assignor”);

OF THE FIRST PART

AND:

TRI-AGE HOLDINGS INC., a company duly incorporated under the laws of the Federation of St. Kitts & Nevis and having an address for notice and delivery located at Suite 4, Temple Building, Prince William & Main Street, Charlestown, Federation of St. Kitts & Nevis.

(the “Assignee”);

OF THE SECOND PART

AND:

DORAL EZ INVESTMENTS INC., a company duly incorporated under the laws of the Province of Alberta and having an address for notice and delivery located at 1000 Wye Valley Road P.O. Box 640 Midland, ON Canada L4R 4P4

(the “Lender”);

OF THE THRID PART

AND:

PURE PLAY MEDIA HOLDINGS, INC., a company duly incorporated under the laws of the State of Nevada and having an address for notice and delivery located at 19800 Nordhoff Place, Chatsworth, California  91311.

(the “Pure Play”);

OF THE FOURTH PART

AND:

PURE PLAY MEDIA, INC., a company duly incorporated under the laws of the State of Nevada and having an address for notice and delivery located at 19800 Nordhoff Place, Chatsworth, California  91311.

(the “PPM”);

OF THE FIFTH PART

(the Assignor, Assignee, Lender, Pure Play and PPM being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

 WHEREAS:

A.                 The Assignor is a body corporate subsisting under and registered pursuant to the laws of the Federation of St. Kitts & Nevis;

B.                 The Assignor entered into an Assumption of Indebtedness and Loan Agreement #1 between the Assignor, Doral EZ Investments Inc. (the “Lender”), Pure Play Media Holdings, Inc. (“Pure Play”) and Pure Play Media, Inc. (“PPM”), dated December 31, 2004, whereby the Assignor assumed the indebtedness of the loan agreement dated September 19, 2002, as amended, owing from PPM to the Lender in the amount of CDN$1,675,584 having an interest rate of 7% per annum in exchange for Pure Play issuing to the Assignor 929,583 units (each a "Unit") of Pure Play, at a deemed issuance price of US$1.50 per Unit, with each Unit consisting of one share of common stock of Pure Play and one share purchase warrant of Pure Play (each a “Warrant”), and with each such Warrant entitling the Assignor to acquire one additional share of common stock of Pure Play at an exercise price of US$2.50 per share commencing on December 31, 2006, the date which is 24 months from the date of issuance of the Units by Pure Play to the Assignor and expiring on December 31, 2008, the date that is 48 months from the date of issuance of the Units;

C.                 The Assignor entered into an Assumption of Indebtedness and Loan Agreement #2 between the Assignor, the Lender, Pure Play and PPM, dated December 31, 2004, whereby the Assignor assumed the indebtedness of the loan agreement dated March 14, 2003, as amended, owing from PPM to the Lender in the amount of CDN$937,499.98 having an interest rate of 10% per annum in exchange for Pure Play issuing to the Assignor 520,107 units having the same terms as the units described above;

D.                 The parties to the Assumption of Indebtedness and Loan Agreement #1 and #2 acknowledged and understood that any interest that was then in arrears and owing on the indebtedness from PPM to the Lender under the underlying loan and security agreements as amended with respect to the two loans from the Lender to PPM was capitalized into the Assumption of Indebtedness and Loan Agreements #1 and #2; such that there was no arrears in interest on a going forward basis;

E.                  In conjunction with entering into the Assumption of Indebtedness and Loan Agreements #1 and #2, the Assignor entered into Pledge and Escrow Agreements with the Lender dated December 31, 2004, whereby the Assignor agreed to pledge and to place in escrow the 929,583 Units and the 520,107 Units and to grant and pledge all of the Assignor’s rights and interest in such Units to secure with the Units the indebtedness assumed by the Assignor and recovery of any part thereof on default of payment;

F.                  The 929,583 pledged Units in the capital of Pure Play will be released from escrow, when the CDN$1,675,584 of indebtedness is paid in full to the Lender.  In addition, the 520,107 pledged Units in the capital of Pure Play will be released when the CDN$937,499.98 of indebtedness is paid in full to the Lender;

G.                 In the event that the Assignor defaults on the loan, based on certain conditions, the Lender will have the option to either receive the Units from the Assignor, or surrender the Units to Pure Play for cancellation and return to treasury, at which point Pure Play will be deemed to have assumed the indebtedness from the Assignor and will be required to continue to make the interest and principal sum payments on the loan owing from PPM to the Lender in accordance with the terms and conditions of the original loan agreements between PPM and the Lender, as amended;

H.                 The Assignee is desirous of assuming CDN$360,503 of the indebtedness from the Assignor, which the Assignor assumed under the Assumption of Indebtedness and Loan Agreement #2, dated December 31, 2004, in exchange for having 200,000 Units that have been issued by Pure Play to the Assignor transferred to the Assignee, whereby the Assignee agrees to pledge and place in escrow the 200,000 Units and to grant and pledge all of the Assignee’s rights and interest in such Units to secure with the Units the CDN$360,503 of indebtedness assumed by the Assignee and recovery of any part thereof on default of payment.  In addition, the Assignee agrees to enter into a pooling agreement with respect to the 200,000 Units of Pure Play and to have such 200,000 Units subject to the same pooling terms as the Units of Pure Play registered in the name of the Assignor;

I.                   The Assignor agrees to assign CDN$360,503 of the indebtedness that it assumed under the Assumption of Indebtedness and Loan Agreement #2, dated December 31, 2004, to the Assignee and to transfer 200,000 Units of Pure Play to the Assignee for the assumption of such CDN$360,503 of indebtedness with the Assignee agreeing to enter into a pledge agreement, escrow agreement and pooling agreement on the same terms as those entered into by the Assignor with respect to the Assumption of Indebtedness and Loan Agreement #2;

J.                   Pure Play, PPM and the Lender have all been notified of this arrangement between the Assignor and Assignee, have agreed to enter into any and all agreements necessary to complete the transactions contemplated by this Assignment Agreement and are providing their consent to such transaction by executing this Assignment Agreement.

K.                 Pure Play, PPM and the Lender acknowledge that as a result of this Assignment Agreement, the total amount of indebtedness with respect to the principal sum owing by the Assignor to the Lender under the Assumption of Indebtedness and Loan Agreement #2, dated December 31, 2004, will be reduced by CDN$360,503 and the amount of Units pledged and placed in escrow by the Assignor to secure the obligations of the Assignor to the Lender will be reduced by 200,000 Units; and furthermore, Pure Play and PPM acknowledge that the number of shares of Pure Play registered in the name of the Assignor and subject to the pooling agreement entered into between the Assignor, Pure Play and the Pooling Trustee, dated December 31, 2004 will be reduced by 200,000 Units.

                    NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1               Definitions

For the purposes of this Agreement:

                    "Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement and not to any particular section or other portion hereof, and include any and every instrument supplemental or ancillary hereto and the expressions "article" or "section" followed by a number mean and refer to the specified article or section of this Agreement.

                    "business day" means a day other than Saturday, Sunday or a statutory holiday in the Province of Ontario;

                    "Event of Default" means any of the events specified in Section 6.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act;

                    "Indebtedness" includes all Principal Sum of CDN$360,503 and Interest (including interest on overdue interest) and other amounts payable pursuant to the Loan and the Security from time to time outstanding under this Agreement;

                    "Loan" has the meaning given thereto in Section 2.2 hereof;

                    "Loan Interest Rate" has the meaning given thereto in Section 2.3 hereof;

                    "Maturity Date" means that date as set out in Section 2.5;

                    "person" includes an individual, a partnership, joint venture, a trust, an unincorporated organization or any other association, a corporation and a government or any department or agency thereof and any other entity recognized by law; and

                    "Security" means the Note and any other instrument or agreement which purports to secure the Indebtedness.

1.2               CDN Dollars

All dollar amounts referred to in this Agreement are in the lawful money of Canada unless otherwise provided.

1.3               Extended Meanings

In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa.

1.4               Headings

All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.5               Schedules

The following schedules are incorporated herein and form part of this Agreement.

                                      Schedule "A"           Indebtedness and Payments
                                      Schedule "B"           Pledge Agreement
                                      Schedule "C"           Escrow Agreement
                                      Schedule "D"           Pooling Agreement

1.6               Financial Terms and Accounting Rules

All financial terms employed and calculations provided for herein shall, unless otherwise specifically provided, be interpreted and applied in accordance with generally accepted accounting principles, applied on a consistent basis and applicable on both a consolidated, or combined if appropriate, and unconsolidated basis.

ARTICLE 2 – ASSIGNMENT AND ASSUMPTION OF THE INDEBTEDNESS

2.1               Assignment of the Indebtedness

The Assignor hereby agrees to assign to the Assignee, and the Assignee subject to this agreement hereby agrees to accept the assignment of, the CDN$360,503 (the “Indebtedness”) owing from the Assignor to the Lender in accordance with the Assumption of Indebtedness and Loan Agreement #2, dated December 31, 2004, which indebtedness was originally owing from PPM to the Lender as evidenced by the underlying loan and security agreement entered into between PPM and the Lender, in exchange for the Assignor transferring 200,000 Units of Pure Play registered in the name of the Assignor to the Assignee.

2.2               Assumption of the Indebtedness

Subject to the terms and conditions hereunder the Assignee agrees to assume the Indebtedness (also hereinafter referred to as the "Loan") owing from the Assignor (the underlying debtor being PPM) to the Lender in the Principal Sum amount of CDN$360,503 having an Interest rate of 10% per annum with a Maturity Date as set out in Section 2.5 by making the Interest and Principal Sum payments as set forth herein.  Notwithstanding the foregoing, the Principal Sum amount of the Loan outstanding at any time together with all Interest, fees and other amounts payable hereunder in connection therewith shall become due and payable upon the occurrence of an Event of Default and upon demand being made therefor by the Lender in accordance with the terms and conditions hereof.

2.3               Interest Payments

                    (a)        As of December 31, 2005, the Principal Sum amount of the loan outstanding hereunder from time to time shall bear Interest at a rate equal to the Loan Interest Rate calculated and compounded monthly; and shall be payable monthly, in arrears, on the last day of each month during the term hereof.  The Parties acknowledge and agree that the Principal Sum payment shall not be payable by the Assignee until the happening of the matters referred to in Section 2.5 hereinbelow.

                    (b)        In this Agreement, the Loan Interest Rate shall mean the rate of 13% per annum, calculated monthly, provided that until such date as an Event of Default has occurred, the Lender agrees to waive interest at such rate and the Assignee shall only be obliged to pay and the Lender shall only receive interest at a rate equal to 10% per annum.

                    (c)        Interest shall be due on overdue interest and on such part of the principal amount of the Loan as remains outstanding from time to time, together with interest on overdue interest, at the Loan Interest Rate.

2.4               Accrued Interest

Notwithstanding the foregoing any interest payment which is due and payable may be postponed and may accrue at the option of the Lender at the Loan Interest Rate.

2.5               Payment of the Loan

In addition the Interest payments required to maintain this Agreement in good standing, the full Principal Sum amount of the Loan shall be due and payable by the Assignee to the Lender within the later of December 31, 2005 and the date upon which the shares of Pure Play are listed and posted for trading on any recognized stock exchange and including, without limitation, the NASD Over-the-Counter Bulletin Board.  The Failure by the Assignee to make any monthly Interest or Principal Sum amount payment hereunder will result in an Event of Default (as hereinafter defined) for the purposes of Articles 6 and 7 of this Agreement.

2.6               Prepayment

The Assignee shall have the right to prepay the entire Principal Sum amount of the Loan at any time without notice or bonus provided that all Interest which has accrued to the date of such prepayment in respect of the Loan and the amount so prepaid, and all fees which had become payable prior to the date of such prepayment, are paid at the time of such prepayment.

2.7               Place and Manner of Payment

Payment of the Principal Sum and/or Interest due on any date shall be made by the Assignee to the Lender by cheque or bank draft, at the City of Mississauga, Province of Ontario, Canada, or at such other place in Ontario as the Lender may direct in writing.  Payment shall be credited to the Assignee on the day of receipt only if received prior to 2:00 p.m. (Toronto, Ontario, time) and only if the day of receipt is a business day and otherwise shall be credited on the next business day following receipt.  The receipt of such cheque shall satisfy and discharge the liability for the Principal Sum and/or Interest to the extent of the sums represented thereby unless such cheque is not paid on presentation.  Any payment of Principal Sum or Interest shall be made in Canadian funds; or if made in U.S. funds the conversion rate shall be at the exchange rate (purchase rate) as quoted by the Royal Bank of Canada (at its main branch in Toronto) on the date of payment.

2.8               No Set-Off

The obligations of the Assignee to make all payments of Principal Sum and Interest and all other amounts due hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set‑off, compensation, counter-claim, recoupment, defence or other right which the Assignee, the Assignor, PPM or Pure Play may have against the Lender or anyone else for any reason whatsoever.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1               Representations and Warranties

The Assignee represents and warrants to the Lender, and acknowledges that the Lender is relying on such representations and warranties in entering into this Agreement, as follows:

                    (a)           Status. The Assignee has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the Federation of St. Kitts & Nevis, and has full capacity and power to carry on its business; the Assignee has the corporate power and is duly authorized to borrow the moneys herein contemplated and to enter into, execute, deliver and perform this Agreement;

                    (b)           Non-Violation of Other Instruments and Authorization.

(i)                  The assumption of the Indebtedness by the Assignee, the entering into and performance of this Agreement, and any other agreement additional or collateral hereto or thereto do not conflict and will not conflict with, and does not result, and will not result with the passage of time or otherwise in a breach or violation of, or constitute a default under, its articles of incorporation, as amended, or its by-laws or any of the covenants or the provisions contained in any agreement to which it is a party or by which it or its assets are or may be bound or to which it or its assets are or may be subject and does not require the consent or approval of any person; and

(ii)                All necessary steps and proceedings have been taken and all consents have been obtained to authorize the entering into, delivery and performance of this Agreement;

                    (c)           Valid Obligations.  This Agreement constitutes valid and binding obligations of the Assignee enforceable against it in accordance with its respective terms, provided that the enforceability thereof may be limited by:

(i)                  bankruptcy, insolvency, liquidation, reorganization, reconstruction or other laws affecting the enforcement of creditors' rights generally; and

(ii)                general principles of equity (regardless of whether enforcement is considered to be proceedings at law or in equity); and no representation is given as to any specific remedy that may be granted, imposed or rendered only in the discretion of a court of equity, including remedies such as those of specific performance and injunction;

                    (d)           No Default.  The Assignee is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound;

                    (e)           No Actions.  There are no actions, suits or judicial or arbitral proceedings pending or to the knowledge of the Assignee, threatened against the Assignee in any court or other authority;

                    (f)            Real Property.  The Assignee does not own any real or immovable property;

                    (g)           Orders or Notices.  There are no outstanding orders, notices or similar requirements relating to the Assignee or its assets issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority, and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

                    (h)           Judgements and Executions.  There are no judgements or executions filed or pending against the Assignee or its property;

                    (i)            Insolvency Proceedings.  The Assignee:

(i)                  is not insolvent; and

(ii)                has not committed an act of bankruptcy, proposed a compromise or arrangement of its creditors generally, made any assignment for the benefit of creditors, or taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets; and

(iii)               has not had any receiving order under the provisions of the Bankruptcy and Insolvency Act (Canada) filed against it, had any petition for such an order served upon it, and there are no proceedings in effect or threatened under the provisions of the Winding-Up Act (Canada) or the Companies' Creditors Arrangement Act (Canada), nor has any receiver, receiver and manager, monitor, custodian or official with similar powers been appointed by court order or privately respecting the Assignee or any of its assets or property;

                    (j)            Material Liabilities.  There are no material liabilities of the Assignee of any kind whatsoever, whether or not accrued and whether or not determined or determinable, contingent or otherwise, in respect of which the Assignee is or may become liable on or after the date of this Agreement which have not been fully disclosed in writing to the Lender;

                    (k)           Location of Assets.  The assets of the Assignee are in Nevis and in no other place or places;

                    (l)            Full Disclosure.  The information furnished to the Lender by the Assignee in connection with this Agreement and the Loan does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading.

3.2               Survival of Representations, Warranties and Covenants

The Assignee agrees that the covenants, agreements, representations and warranties of the Assignee set forth in this Agreement, and in any certificate or other document delivered hereunder by or on behalf of the Assignee, notwithstanding any investigation made by the Lender or its counsel or any other representative of the Lender:

                    (a)           are material;

                    (b)           shall be deemed to be relied upon by the Lender or by any subsequent holder of the Security;

                    (c)           shall survive the execution and delivery of this Agreement and the Security; and

                    (d)           shall continue in full force and effect until all of the Indebtedness has been repaid.

ARTICLE 4 - SECURITY

4.1               Security

To secure the due and punctual payment of the Indebtedness and to secure the due and punctual performance of the Assignee’s other obligations hereunder, the Assignee shall execute and deliver to the Lender the Pledge Agreement and the Escrow Agreement; each of which are attached hereto as Schedule "B" and Schedule "C", respectively.

Under the Pledge Agreement the Assignee agrees to grant the Lender security on all of the 200,000 Units (the “Units”) transferred to the Assignee from the Assignor as consideration for the assumption of the Indebtedness (CDN$360,503) under this Agreement.  The Assignee agrees to place in escrow and pledge, in accordance with each of the Pledge Agreement and Escrow Agreement, all of its rights, entitlement and interests in and to the Units in order to secure the Loan and recovery of any part thereof on default of payment in accordance with the terms of this Agreement.

4.2               Discharge and Release of Units from Escrow

Once the Assignee has paid all Indebtedness and satisfied all of its obligations hereunder the Units will be released from escrow by the escrow agent and delivered to the Assignee.

4.3               Existing Security Arrangements for the Indebtedness

The existing forms of security for the Indebtedness owing from PPM to the Lender that were entered into or granted by PPM, Richard Arnold, Sieg Badke and Michael Fitzgerald shall remain in full force and effect until the entire Principal Sum and Interest of the Indebtedness is paid in full.

ARTICLE 5 - COVENANTS

5.1               Positive Covenants

The Assignee hereby covenants and agrees with the Lender that, so long as any of the Indebtedness remains unpaid:

                    (a)           To Pay Indebtedness.  The Assignee will duly and punctually pay or cause to be paid to the Lender the Indebtedness at the dates, times and places, and in the manner provided for herein (and therein);

                    (b)           Notice of Material Change.  The Assignee will give the Lender prompt written notice of any material change in the business or condition of the Assignee, financial or otherwise, or of any material loss, destruction or damage of or to any properties or assets of the Assignee;

                    (c)           To Maintain Existence.  The Assignee will at all times maintain its corporate existence;

                    (d)           Further Assurances.  At any and all times the Assignee will, at its expense, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, transfers and assurances as the Lender reasonably requires, for the purpose of giving effect to this Agreement and the Security;

                    (e)           Payment of Costs and Expenses.  The Assignee and the Lender shall each pay their respective costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis and accounting and other professional fees) of or incurred by either of them in connection with the preparation, negotiation and execution of documents and the performance of all necessary due diligence and other review in connection with the Loan and the Security taken in pursuant hereof;

                    (f)            Change of Address.  The Assignee shall provide the Lender with not less than 30 days prior written notice of any change of address of any office or other business location of the Assignee and of the location of the new business premises where the Assignee undertakes its business at any time; and

                    (g)           Notice of Default.  The Assignee shall give prompt written notice to the Lender of any Event of Default hereunder and of any event which, with notice or lapse of time or both, would constitute an Event of Default.

5.2               Negative Covenants

The Assignee hereby covenants and agrees with the Lender that, so long as any of the Indebtedness remains outstanding, without the prior written consent of the Lender, it will not:

                    (a)        As to Encumbrances.  Do any act to encumber the Units other than as set out in the Pledge Agreement and in accordance with the terms of this Agreement; and

                    (b)        Not to Assign Units.  Permit, approve or consent to the assignment, sale, transfer or issuance of any of the Units in the share capital of Pure Play that were issued to the Assignee under the terms of this Agreement.

ARTICLE 6 - DEFAULT

6.1               Events of Default

Each and every of the following shall be an Event of Default under this Agreement:

                    (a)     If the Assignee makes default in payment of the Indebtedness as and when the same becomes due under any provision hereof; provided that such default remains unremedied for five days after written notice of default is given by the Lender to the Assignee;

                    (b)     If the Assignee neglects to carry out or observe any covenant or condition (other than those relating to the payment of any Indebtedness) hereunder or under the Security, provided that:

(i)                  the Assignee shall have 30 days after receipt of notice from the Lender to make good such default before the Assignee shall be in default hereunder; and

(ii)                if such default cannot be cured within such 30 day period but is capable of being cured in a timely manner, and the Assignee so advises the Lender prior to the termination of such 30 day period, and if the Lender in its sole discretion is satisfied that the Assignee is diligently proceeding to cure such default, the Assignee shall have an additional 30 days to make good such default before the Assignee shall be in default hereunder;

                    (c)     If a petition is filed, an order is made or a resolution is passed for the winding-up or liquidation of the Assignee;

                    (d)     If the Assignee becomes unable to pay its debts generally as they become due or makes a bulk sale of its assets or a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada) or if a bankruptcy petition is filed or presented with respect to the Assignee and is not removed or discharged prior to the time when any party thereunder has the right to realize against the property and assets of the Assignee, or if a custodian or a sequestrator or a receiver or receiver and manager or any other officer with similar powers is appointed, by court order or privately, of its properties, or any part thereof which is, in the opinion of the Lender, a substantial part thereof;

                    (e)     If any proceedings respecting the Assignee are commenced under the Companies' Creditors Arrangement Act (Canada) or under the Winding-Up Act (Canada) or any legislation or other provision of law providing for similar effect;

                    (f)      If an encumbrancer of any of the property of the Assignee takes possession of the property of the Assignee or any part thereof which is, in the opinion of the Lender, a substantial part thereof or if a distress or execution or any similar process is levied or enforced against and remains unsatisfied for such period as would permit such property or such part thereof to be sold or seized thereunder, or if a judgment or order is obtained against the Assignee which, in the reasonable opinion of the Lender, materially and adversely affects the ability of the Assignee to carry on its business or a substantial part thereof, or if such judgment or order is for the payment of money, and has not been satisfied within 30 days of the date that such judgment or order is issued;

                    (g)     If any of the representations and warranties contained herein or in any of the Security prove to have been false or misleading in any material respect on the date hereof or become false or misleading at any time during the term hereof, each representation and warranty being deemed to be continuously restated with a current effective date during each day of the term hereof;

                    (h)     If the Assignee is in default under the Security or any other written agreement entered into with or in favour of the Lender at any time; or

                    (i)      If there is a breach, at any time and in any material respect, by the Assignee of the provisions of any applicable law, regulation, by-law, ordinance or work order of any lawful authority, whether federal, provincial, municipal, local or otherwise affecting any of the property and assets of the Assignee, or any activity or operation carried out by the Assignee, provided that such default remains unremedied for 30 days after written notice of default is given by the lawful authority of the Lender to the Assignee.

6.2                   Waiver of Default

The Lender may at any time waive in writing any Event of Default which may have occurred; provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights or remedies resulting therefrom.  No delay or failure by the Lender to exercise any right or remedy hereunder shall impair any such right or remedy or shall be construed to be a waiver of any Event of Default hereunder or under the Security or acquiescence therein.

ARTICLE 7 - ENFORCEMENT OF SECURITY

7.1               Sole Remedy Available to the Lender

The only remedy available to the Lender upon the occurrence of an Event of Default that is not cured by the Assignee within the 30 day period provided for in Section 6.1(c) herein is the delivery of the Units that the Assignee agrees to pledge to secure the Loan in accordance with the terms and conditions of the Pledge Agreement and the Escrow Agreement.  Upon such Event of Default, and upon the deemed delivery of the Units to the control and direction of the Lender under the terms of the Pledge Agreement and the Escrow Agreement, the Assignee shall have no further obligation, contingent or otherwise, to any Party under this Agreement and for any portion of the Indebtedness which it had then previously assumed hereunder.  At such deemed delivery of the Units to the Lender, the Lender will then have the option, for a period of 30 calendar days after the failure of the Assignee to cure the Event of Default as set forth hereinabove, to either: (i) have the Units registered into the Lender's name, or in the name(s) of the Lender’s nominee(s) in the Lender's sole and absolute discretion, as full satisfaction of the Loan under this Agreement and the underlying loan and security agreement; or (ii) to surrender the Units back to Pure Play for cancellation and return to treasury.  Should the Lender determine to return the Units to treasury for cancellation, then Pure Play will be deemed to have assumed the Loan from the Assignee and the underlying obligation of PPM to the Lender and, consequent thereon, will continue to make the Interest and Principal Sum payments to the Lender as set forth in accordance with the terms and conditions of the underlying loan and security agreement entered into between PPM and the Lender (the “Underlying Loan and Security Agreement”); and all

remaining terms and conditions of the Underlying Loan and Security Agreement will continue to govern the assumption of the Loan by Pure Play on behalf of PPM.

7.2               The Lender as Agent of Borrower and Power of Attorney

If the Security over the Units becomes enforceable, then the Assignee hereby irrevocably appoints the Lender to be its attorney for it and in its name and on its behalf to execute and carry out any deeds, documents, transfers, conveyances, assignments, assurances, consents which the Assignee ought to, or may, sign, execute and do hereunder and generally to use its name in the exercise of the powers hereby conferred on the Lender, with full power of substitution and revocation.  In the exercise of its right hereunder, the Lender shall be, so far as concerns responsibility for its action or inaction, the agent of the Assignee.

7.3               Lender's Agents

The Lender may appoint any agent or representative to exercise any of its rights hereunder.

ARTICLE 8 – POOLING OF UNITS

8.1               Pooling of Units Issued to Pillsbury

As a condition of the Assignor transferring the Units to the Assignee under the terms of this Agreement, the Assignee agrees to enter into a Pooling Agreement; the form of which being attached hereto as Schedule "D", whereby the shares and Warrants which form the Units will be released by the escrow agent in accordance with the terms of the Pooling Agreement.

ARTICLE 9 - GENERAL PROVISIONS

9.1               Notice

Any demand or notice to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or, except during any period when postal service is interrupted, by prepaid registered mail or by telex, telecopy or by other means of instantaneous transmission that produces a permanent copy ("other communication") addressed as follows:

                        to the Assignee, addressed to it at:

                                                       Suite 4, Temple Building
                                                       Prince William & Main Street
                                                       Charlestown, Nevis, West Indies

                              Attention:          IFG Trust Services Inc., Dan MacMullin
                              Telephone:        (869) 469-7040
                              Facsimile:         (869) 469-7042

                    to the Assignor, addressed to it at:

                                                       Suite 4, Temple Building
                                                       Prince William & Main Street
                                                       Charlestown, Nevis, West Indies

                              Attention:          IFG Trust Services Inc., Dan MacMullin
                              Telephone:        (869) 469-7040
                              Facsimile:         (869) 469-7042

                    to the Lender, addressed to it at:

                                                       1000 Wye Valley Road P.O.
                                                       Box 640 Midland,
                                                       ON Canada L4R 4P4

                              Attention:          Erwin Zecha
                              Telephone:        705 527 8758
                              Facsimile:         705 527 8770

                    to Pure Play or PPM, addressed to it at:

                                                       66 Wellington St. E
                                                       Aurora, Ontario
                                                       L4G 1H8

                              Attention:          Richard Arnold
                              Telephone:        (905) 726-9980
                              Facsimile:         (905) 726-9982

and shall be deemed to have been received by the party to whom it was addressed:

(i)                  if given by registered mail, on the date falling four business days following the date upon which it was deposited in the post office with postage and cost of registration prepaid; and

(ii)                if personally delivered to an adult during normal business hours, when so delivered; and

(iii)               if given by other communication, three business hours after transmission and confirmation of receipt,

provided that either of the parties may change the address or person designated from time to time, by notice in writing to the other party hereto.

9.2               Law Applicable

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

9.3               Assignment

This Agreement shall enure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by the Assignee without the other Parties' prior written consent, which consent may be unreasonably withheld or delayed.  This Agreement may be assigned by the Lender, in which event the Assignee shall attorn in all respects to such assignment and the assignee thereof.

9.4               Business Day

If under the provisions of this Agreement any amount is to be paid or any act or thing is to be taken other than on a business day, then such amount shall be paid or such act or thing or step shall be done or taken on the next business day.

9.5               Further Assurance

The Assignee agrees, at the request of the other Parties, to sign such further and other documents and to do and perform, and cause to be done and performed, such further and other acts as may be necessary or desirable to give effect to the provisions of this Agreement.

9.6               Severability

If any provision herein is determined to be void, voidable or unenforceable, in whole or in part by the decision of any court of competent jurisdiction, which determination is not appealed or appealable for any reason whatsoever, the provision in question shall not affect or impair or be deemed to affect or impair the enforceability or validity of any other provision hereof and such unenforceable or invalid provision or portion thereof shall be severed from the remainder of this Agreement.  All the provisions hereof are hereby declared to be separate, severable and distinct.

9.7               Execution in Counterparts

This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

9.8               Time of the Essence

Time will be of the essence of this Agreement.

                    IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

PILLSBURY HOLDINGS, INC. Per: /s/ Souren Agemian Jr. Authorized Signatory Souren Agemian Jr., Investment Advisor (print name and title)	DORAL EZ INVESTMENTS INC. Per: /s/ Erwin Zecha Authorized Signatory Erwin Zecha, President (print name and title)

TRI-AGE HOLDINGS INC. Per: /s/ Souren Agemian Jr. Authorized Signatory Souren Agemian Jr., Investment Advisor (print name and title)	PURE PLAY MEDIA HOLDINGS, INC. Per: /s/ Richard Arnold Authorized Signatory Richard Arnold, CFO (print name and title)

PURE PLAY MEDIA, INC. Per: /s/ Richard Arnold Authorized Signatory Richard Arnold, CEO (print name and title)

SCHEDULE “A”

This is Schedule “A” to the Assignment Agreement, dated October 26, 2004, between Pillsbury
Holdings, Inc., Tri-Age Holdings Inc., Doral EZ Investments Inc., Pure Play Media Holdings,
Inc. and Pure Play Media, Inc.

Refer to the materials below

INDEBTEDNESS AND PAYMENTS

DATE	Indebtedness	Amount Paid	Outstanding Principal Balance	Recording Officer's Initials
__________, 2005	$360,503 (CDN)	__	$360,503 (CDN)

SCHEDULE “B”

This is Schedule “B” to the Assignment Agreement, dated October 26, 2005, between Pillsbury
Holdings, Inc., Tri-Age Holdings Inc., Doral EZ Investments Inc., Pure Play Media Holdings,
Inc. and Pure Play Media, Inc.

Refer to the materials attached hereto

SCHEDULE “C”

This is Schedule “C” to the Assignment Agreement, dated October 26, 2005, between Pillsbury
Holdings, Inc., Tri-Age Holdings Inc., Doral EZ Investments Inc., Pure Play Media Holdings,
Inc. and Pure Play Media, Inc.

Refer to the materials attached hereto

SCHEDULE “D”

This is Schedule “D” to the Assignment Agreement, dated October 26, 2005, between Pillsbury
Holdings, Inc., Tri-Age Holdings Inc., Doral EZ Investments Inc., Pure Play Media Holdings,
Inc. and Pure Play Media, Inc.

Refer to the materials attached hereto